UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2024

EDIBLE GARDEN AG INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	001-41371	85-0558704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

283 County Road 519, Belvidere, New Jersey	07823
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 750-3953

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EDBL	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	EDBLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 8, 2024, Edible Garden AG Incorporated (the “Company”) and Meijer Distribution, Inc. (“Buyer”) entered into two agreements pursuant to which the Company will supply and sell products to Buyer (the “Agreements”).

Under the Agreements, the Company will sell (i) fresh cut herbs, including basil, bay leaves, chives, cilantro, dill, mint, oregano, rosemary, sage, thyme; (ii) hydroponic basil; and (iii) potted herbs, including basil, chives, cilantro, mint, oregano, parsley, rosemary, sage, thyme, wheatgrass; in quantities and delivery schedule requested by the Buyer at prices per unit set in advance by the Company and the Buyer. Under the Agreements, the Company and the Buyer will renegotiate the prices for each unit annually, provided that the price per unit will not increase or decrease at a rate greater than the change in the relevant Consumer Price Index in that year. Once set, the pricing terms will remain fixed for the remainder of the year. Any price increases will take affect after sixty days and any price decrease will be effective immediately. If the Company and the Buyer are unable to mutually agree on price increases, the Company will have the power to terminate the Agreements immediately.

In addition, under the agreement governing the purchase of potted herbs, the Company has agreed to fund the installation of fixtures in each of the Buyer’s stores to display the potted herbs in an aggregate amount estimated to be approximately $800,000. These payments will be made as a weekly deduction from the Company’s receivables from the Buyer.

The Agreements became effective as of January 1, 2024 and expire on December 31, 2026. The Agreements may be renewed for an additional two-year term upon the mutual agreement of the Company and the Buyer. The Agreements may be terminated by the Buyer without cause upon sixty days’ prior notice.

The foregoing summaries of the Agreements do not purport to be complete and are qualified in their entirety by reference to the Agreements, copies of which are attached hereto as Exhibit 10.1 and 10.2 and incorporated herein by reference.

Item 8.01 Other Events.

On February 12, 2024, the Company issued a press release announcing entry into the Agreements. A copy of the press release is attached hereto as Exhibits 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1±#	Purchase Agreement: Fresh Cut Herbs & Basil, dated as of January 1, 2024, by and between the Company and Meijer Distribution, Inc.
10.2±#	Purchase Agreement: Potted Herbs & Wheatgrass, dated as of January 1, 2024, by and between the Company and Meijer Distribution, Inc.
99.1	Press release dated February 12, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

±	Certain information has been omitted from this exhibit in reliance upon Item 601(a)(5) of Regulation S-K and will be furnished to the Securities and Exchange Commission upon request.
#

Certain portions of this exhibit have been omitted (indicated by asterisks) pursuant to Item 601(b) of Regulation S-K because the omitted information is (i) not material and (ii) the type of information that the Company treats as private or confidential.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDIBLE GARDEN AG INCORPORATED

Date: February 8, 2024	By:	/s/ James E. Kras
	Name:	James E. Kras
	Title:	President and Chief Executive Officer

3